Maine Yankee Atomic Power Company
          STATEMENT OF PROJECTED CASH FLOW FOR 1997<F1>
                      (Dollars in Thousands)
                           (Unaudited)


 CASH SOURCES                                             TOTAL

 Net Income                                            $  7,929
 Fuel Amortization                                       22,878
 Depreciation                                            19,124
							_______
       TOTAL SOURCES                                     49,931
							_______

 CASH USES

 Repurchase - LTD                                         6,667
 Repurchase - Preferred Stock                               600
 Nuclear Fuel Purchases                                  28,227
 Spent Fuel Disposal Trust                                6,290
 Common Dividends                                         7,183
 Preferred Dividends                                      1,424
 Construction Expenditures                               10,000
 Working Capital and Change in A/P Activity              13,942
							_______
       TOTAL USES                                        74,333
							_______
 CASH SURPLUS (NEEDS)                                  $(24,402)
							_______

 BORROWINGS<F2>

       Beginning Balance                               $ 19,346
       Add (Sub.) to Balance                             24,402
							_______
                                                       $ 43,748
							_______


____________________

<F1>  Abbreviated Statement, net of most working capital items normally included in a Source and Use Statement, as prescribed for Form 10-K at year end by the SEC.

<F2>  Borrowings include use of the Secured Eurodollar Facility, the Secured Credit Agreement (Bank of New York Facility) and the Unsecured Bank Lines of Credit.